As of January 1, 2006

FIT Aero Investments Limited
c/o Fortress Investment Group LLC
1345 Avenue of the Americas
New York, NY 10105

Re: Remarketing, Administrative and Technical Services

Gentlemen and Ladies,

Aircastle Advisor LLC ("Aircastle" or "Servicer") is pleased to present to FIT
Aero Investments Limited ("Client"), this offer to act as Client's remarketing representative, administrative agent and technical advisor in connection with the aircraft described in Annex 1 hereto.

This letter will set forth our understanding of your remarketing, administrative and technical requirements and the terms upon which we would be willing to provide services to you, and will supersede any prior communications with respect to such matters, and upon your acceptance as provided below, will become an agreement binding upon Aircastle and Client:

Owner:                           For each Aircraft, the entity identified as
                                 such in Annex 1 hereto.

Services:                        The Remarketing Services, Administrative
                                 Services and Technical Advisory Services.

Remarketing Services:            During the Service Period, we shall serve as
                                 the representative of Owner for the remarketing
                                 of the Aircraft and shall have the right to
                                 remarket the Aircraft in accordance with the
                                 terms of this letter agreement, and we shall
                                 remarket the Aircraft for lease only in
                                 accordance with our customary business
                                 practices. From time to time during the Service
                                 Period and upon your request we shall consult
                                 with you with respect to potential lease terms.

Administrative Services:         During the Service Period, with respect to the
                                 Aircraft:

                                 (1) if required by the relevant lease, invoice
                                 the Lessee for payments of rent, security
                                 deposits, maintenance reserves and/or other
                                 periodic payments due from the relevant lessee;

Aircastle Advisor LLC
Remarketing, Administrative
and Technical Advisory
Agreement

                                 (2) use reasonable endeavors to collect from
                                 the relevant lessee all monthly utilization
                                 reports for the purpose of calculating
                                 maintenance reserve payments;

                                 (3) subject to the Transaction Approval
                                 Requirements, take reasonable steps to enforce
                                 payment of amounts due under each lease in the
                                 event of a nonpayment by the relevant due date;

                                 (4) review from time to time, as deemed
                                 necessary by Servicer, variable rent
                                 calculations or maintenance reserves and other
                                 similar amounts which are required to be
                                 adjusted under a Lease and notify the relevant
                                 lessee, or if appropriate propose to the
                                 relevant lessee, such adjustments as are
                                 required;

                                 (5) subject to Client providing access to the
                                 relevant bank accounts, check for receipt of
                                 periodic payments due from each lessee;

                                 (6) arrange for the safekeeping of any letters
                                 of credit, guarantees or other credit support
                                 (other than cash and cash equivalents) in
                                 connection with any leases and the timely
                                 renewal or drawing thereof as provided under
                                 the applicable Lease or otherwise in accordance
                                 with the Transaction Approval Requirements;

                                 (7) perform periodic credit reviews of each
                                 lessee, and in connection with a new lease for
                                 any Aircraft the relevant new lessee; and

                                 (8) engaging the services of an insurance
                                 broker to place contingent liability insurance
                                 in relation to the Aircraft on terms generally
                                 consistent with the terms applicable to
                                 Servicer's own fleet.

Technical Advisory Services:     During the Service Period, we will manage the
                                 following technical advisory services with
                                 respect to the Aircraft, as required:

                                 (1) Arrange for the performance of periodic
                                 inspections of the Aircraft to determine its
                                 current condition and to assess its current
                                 specification and configuration;

                                 (2) If required in connection with a return of
                                 any Aircraft:

                                 (a) endeavoring to physically locate and
                                 recover the records for the Aircraft, and
                                 conducting an inventory of such records;

Aircastle Advisor LLC
Remarketing, Administrative
and Technical Advisory
Agreement

                                 (b) identifying and liaising with an
                                 appropriate storage facility for the Aircraft
                                 and developing an appropriate storage
                                 maintenance program for the Aircraft;

                                 (d) sourcing ferry pilots to reposition the
                                 Aircraft and the inventoried records to a
                                 storage facility, and presenting to Client a
                                 ferry flight agreement to retain such pilots,
                                 organizing flight planning, refueling and
                                 ground handling at the relevant airports for
                                 the repositioning flight;

                                 (d) liaising with Client and its insurance
                                 broker concerning insurance cover for the
                                 Aircraft, or at the request of Client engaging
                                 a broker to place primary hull, hull war and
                                 third-party liability insurance under our own
                                 policies of insurance in respect of the
                                 Aircraft (it being agreed that in the case of
                                 clause (ii) Client shall be responsible for
                                 determining for itself whether the terms,
                                 conditions and scope of such policies of
                                 insurance are satisfactory);

                                 (e) if necessary in connection with the
                                 repositioning flight, liaise with Client and
                                 its legal counsel to re-register the Aircraft
                                 and obtain appropriate authority to operate the
                                 Aircraft on the repositioning flight;

                                 (f) arranging an inspection of the Aircraft
                                 (including a borescope inspection of each
                                 engine and each APU) and assisting in the
                                 preparation of an aircraft status report for
                                 the Aircraft, and working with an existing
                                 lessee to determine return condition compliance
                                 (and recommend to Client any necessary
                                 compromises or waivers, or payment in lieu of
                                 performance, of any thereof).

                                 (3) If required in connection with the
                                 marketing of any Aircraft (for lease only):

                                 (a) preparing Aircraft specification
                                 information to support remarketing efforts;

                                 (b) developing proposed 'delivery condition'
                                 information to enable Servicer to offer the
                                 Aircraft, on behalf of Client, to target
                                 operators for lease only; and

                                 (c) advising on the likely modification
                                 workscope or maintenance workscope for the
                                 Aircraft in preparation for delivery to a new
                                 operator (for lease only).

                                 (4) If required in connection with maintenance
                                 or modification of any Aircraft:

Aircastle Advisor LLC
Remarketing, Administrative
and Technical Advisory
Agreement

                                 (a) soliciting and evaluating bids from
                                 maintenance providers for any proposed
                                 modification or maintenance to the Aircraft,
                                 and liaising with the winning bidder in the
                                 performance of the work; and

                                 (b) liaising with next lease operator to
                                 facilitate delivery process.

                                 Many of these services would be physically
                                 performed by third party contractors arranged
                                 by Aircastle, and the cost and expense of each
                                 such third party contractor (including travel
                                 expenses) will be for the account of Client.

Service Period:                  From the date of execution of this agreement
                                 for a period of 24 months; terminable
                                 thereafter by either Aircastle or Client on 30
                                 days advance written notice.

Standard of Care:                The Servicer shall use such reasonable care and
                                 diligence at all times in the performances of
                                 the Services, as is customary in the
                                 international aircraft operating leasing
                                 industry but in no event shall it use less
                                 reasonable care and diligence as it would use
                                 if the Servicer were the owner of the aircraft.

Transaction Approval
Requirements:                    Servicer shall not, under any circumstances,
                                 offer any Aircraft for sale or other similar
                                 disposition.

                                 Servicer shall not do any of the following
                                 without the prior direction by or on behalf of
                                 Owner:

                                 (1) lease, or enter into any binding commitment
                                 or agreement to lease, any Aircraft, except any
                                 renewal or extension in accordance the renewal
                                 or extension provisions set out in any existing
                                 lease;

                                 (2) take any steps to exercise remedies or
                                 enforce the rights of the lessor under any
                                 Lease Related Document, including drawing any
                                 letter of credit or exercising any right to
                                 terminate the leasing of any Aircraft under any
                                 Lease Related Document; provided, that Owner's
                                 written direction shall not be required in
                                 order to send past-due notices, default notices
                                 or the like;

                                 (3) enter into any contract for the
                                 modification, overhaul or maintenance of any
                                 Aircraft, or make any commitment to reimburse
                                 any Lessee for any maintenance or modification
                                 of an Aircraft; or

Aircastle Advisor LLC
Remarketing, Administrative
and Technical Advisory
Agreement

                                 (4) waive any 'event of default' or
                                 'termination event' or agree to any amendment,
                                 modification or restructuring of a Lease.

Fees:                            The relevant Owner shall pay a fee in respect
                                 of any lease of each Aircraft (including the
                                 existing leases and any renewal or
                                 replacement/re-lease) equal to 3.0% of the
                                 collected rentals thereunder.

                                 Such fees shall be payable on a monthly basis
                                 in arrears.

Expenses:                        The relevant Owner shall reimburse Aircastle
                                 for all reasonable out-of-pocket expenses
                                 (including all travel and accommodation
                                 expenses, and insurance premia and related
                                 expenses) incurred during the Service Period by
                                 Aircastle in providing the Services, including
                                 the reasonable fees and out-of-pocket expenses
                                 (including travel and accommodation expenses)
                                 of all third-party contractors and service
                                 providers in connection with the Services.

                                 Aircastle shall invoice Client monthly. With
                                 each invoice, Aircastle will provide reasonable
                                 detail for such Expenses.

                                 All payments of Fees and other amounts due
                                 hereunder to Aircastle shall be made by wire
                                 transfer of immediately available U.S. Dollars
                                 to the account specified from time to time by
                                 written notice from Aircastle, without
                                 deduction.

Non-Discrimination:              In providing the Remarketing Services, we shall
                                 not discriminate against the Aircraft in favor
                                 of any other aircraft owned, managed or
                                 remarketed by us and we shall not be required
                                 to give the Aircraft marketing priority over
                                 such other aircraft.

Cooperation:                     Client shall cooperate with us in the
                                 performance of the Services and Client will be
                                 responsible for ensuring that all
                                 authorizations, consents, approvals and the
                                 like are obtained in order to permit us to
                                 carry out the Services.

Not an Agent:                    We are not acting as Client's legal agent and
                                 shall have no authority to bind Client to any
                                 contract or commitment.

Indemnity and Release:           Each Owner shall indemnify and hold harmless
                                 Aircastle and its affiliates and their
                                 respective directors, officers, servants,
                                 agents and employees and their respective
                                 successors (together, the "Aircastle Parties"),
                                 from and against, and Client hereby releases
                                 each Aircastle Party for

Aircastle Advisor LLC
Remarketing, Administrative
and Technical Advisory
Agreement

                                 liabilities arising out of, all claims, losses,
                                 liabilities, and damages of any kind whatsoever
                                 which may result from or arise in any manner
                                 out of or in relation to (1) the Aircraft or
                                 (2) the Services, or any act or omission in
                                 connection therewith or related thereto unless,
                                 in the case of any Aircastle Party, the same
                                 arises solely out of the gross negligence,
                                 default or willful misconduct of such Aircastle
                                 Party.

No Consequential
Damages:                         No Aircastle Party shall have any obligation or
                                 liability for consequential damages including
                                 loss of profits.

Confidentiality:                 If the disclosure of any information requested
                                 by Client from Aircastle may, in the opinion of
                                 Aircastle's counsel, breach any obligation of
                                 confidentiality owed by Aircastle to any
                                 person, Aircastle shall not be obliged to
                                 disclose such information.

Governing Law:                   New York.

Termination:                     This letter agreement shall be valid for the
                                 duration of the Service Period unless
                                 terminated by either party for material breach
                                 of any provision by the other party. Expiry of
                                 this Agreement at the end of the Service
                                 Period, or any termination of this letter
                                 agreement pursuant to the preceding sentence,
                                 shall not affect any rights and obligations
                                 already accrued at the time of termination.

If you are in agreement with the foregoing please so indicate by signing and returning a copy of this letter to Aircastle.

Very truly yours,

AIRCASTLE ADVISOR LLC

By:
    -------------------------------
Title:

Accepted and Agreed :

-----------------------------------
For and on behalf of FIT Aero Investments Limited

                                                                         Annex 1

                                    Aircraft

 MSN       TYPE          CURRENT OPERATOR                OWNER
-----   ---------   --------------------------   ---------------------
23527    737-300    GOL Transportes Aereos S/A   Aircraft 23527, LLC
24452    737-300    GOL Transportes Aereos S/A   Aircraft 24452, LLC
24453    737-300    GOL Transportes Aereos S/A   Aircraft 24453, LLC
23765   767-300ER   Air Atlanta Icelandic        FIT Aero Iceland Ltd.